Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Xtreme Fighting Championships, Inc. (the “Company”) on Form 10-Q for the three and nine months ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steve A. Smith, Jr., Chief Executive Officer of the Company, and Chief Financial Officer of the Company, duly certify pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results operations of the Company.

Dated: December 7, 2020

	By:	/s/ Steve A. Smith, Jr.
Steve A Smith, Jr.
Chief Executive Officer
(principal executive officer)

/s/ Steve A. Smith, Jr.
Steve A Smith, Jr.
Chief Financial Officer
(principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.